Exhibit 8.3

REEDER & SIMPSON P.C.

ATTORNEYS AT LAW

P.O. Box 601	Telephone: 011-692-625-3602
RRE Commercial Center	Facsimile: 011-692-625-3603
Majuro, MH 96960	Email: dreeder@ntamar.net
r.simpson@simpson.gr

Britannia Bulk Holdings Inc

Attn: Fariyal Khanbabi

Dexter House

2 Royal Mint Court

London EC3N 4QN

Great Britain

June 12, 2008

                Re: Britannia Bulk Holdings Inc - Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”), counsel to Britannia Bulk Holdings Inc (the “Company”), a RMI non-resident domestic corporation formed under the laws of the RMI, in connection with the preparation of a Registration Statement on Form F-1 (No. 333-151420 (such registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration  Statement”), filed by the Company with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “Act”), and the rules and regulations thereunder, with respect to the offer and sale by the Company of common shares of the Company.

In connection with the opinion, we have reviewed the discussion (the “Discussion”), set  forth under the caption “Taxation- Marshall Islands Tax Consequences”  in the Registration Statement.

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth there as of the effective date of the Registration Statement.  In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such RMI tax matters (except for the representations and statements of fact of the Company, included in the Discussion, as to which we express no opinion).

We  hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are  “experts” with the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued  thereunder

Very truly yours,

/s/ Dennis J. Reeder
Dennis J. Reeder
Reeder & Simpson, P.C.